SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                             ----------------------

                                    FORM 8-K

                                 CURRENT REPORT

                     PURSUANT TO SECTION 13 OR 15(d) OF THE
                         SECURITIES EXCHANGE ACT OF 1934

                Date of Report (Date of earliest event reported):
                                 April 15, 1997

                         CABLEVISION SYSTEMS CORPORATION
             (Exact name of registrant as specified in its charter)

    STATE OF DELAWARE                1-9046                 11-2776686
     (State or other              (Commission             (IRS Employer
     jurisdiction of              File Number)          Identification No.)
      incorporation)

Cablevision Systems Corporation
One Media Crossways
Woodbury, New York                                            11797
(Address of principal executive offices)                    (Zip Code)

Registrant's telephone number, including area code: (516) 364-8450

                                       N/A
          (Former name or former address, if changed since last report)

Items 1 - 4.  Not Applicable.

Item 5. Other Events

            On April 16, 1997 Cablevision Systems Corporation and certain of its affiliates and ITT Corporation and certain of its affiliates, entered into definitive agreements relating to the acquisition by subsidiaries of Cablevision of ITT's 50 percent interest in Madison Square Garden L.P. ("MSG").

            MSG owns the New York Rangers professional hockey team, the New York Knicks professional basketball team, the Madison Square Garden arena and the MSG Network. Under the definitive agreements, Cablevision, through its Rainbow Media Holdings, Inc. subsidiary ("Rainbow"), will pay, or cause MSG to pay, ITT $500 million in cash at closing, increasing Cablevision's interest in MSG to 88.5%. ITT also has a "put" option to require Cablevision or MSG to purchase half of ITT's continuing interest in MSG for $75 million on the first anniversary of the closing and the other half of its continuing interest for an additional $75 million on the second anniversary of the closing or, if the first option is not exercised, the entire interest for $150 million. In addition, ITT will have the right to contribute to MSG an ITT-owned aircraft which MSG has used for the Knicks and Rangers. The purchase price for the aircraft would be paid by adding an additional $19 million to each of the put options. The agreement also includes a "call" option wherein Cablevision could require ITT to sell its remaining stake in MSG on the third anniversary of the closing at fair market value, or a minimum of $150 million ($188 million if the airplane is contributed). The definitive agreements also provide for Rainbow's contribution of its SportsChannel New York programming company to MSG.

            The transaction is expected to be completed in June of this year. Cablevision has received a commitment letter from The Chase Manhattan Bank for the provision to MSG of an $850 million stand alone senior secured credit facility to fund the initial purchase, refinance existing MSG indebtedness and to finance MSG's working capital requirements and general corporate needs. The closing is subject to approvals by the National Basketball Association and the National Hockey League and other customary closing conditions.

            The preceding is qualified in its entirety by reference to the documents attached hereto as exhibits.

Item 6.  Not Applicable.


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

Item 7.  Exhibits.

2(a) Partnership Interest Transfer Agreement, among ITT Corporation, ITT Eden Corporation, ITT MSG, Inc., Cablevision Systems Corporation, Rainbow Media Holdings, Inc., Rainbow Garden Corp., Garden L.P. Holding Corp., MSG Eden Corporation and Madison Square Garden, L.P., dated as of April 15, 1997.

2(b) Amended and Restated Agreement of Limited Partnership of Madison Square Garden, L.P., among MSG Eden Corporation, ITT MSG Inc. and Garden L.P. Holding Corp., dated as of April 15, 1997.

2(c) SportsChannel Contribution Agreement, among Rainbow Media Holdings, Inc., Garden L.P. Holding Corp., Rainbow Garden Corp., SportsChannel New York Holding Partnership, SportsChannel Associates Holding Corporation, MSG Eden Corporation, ITT MSG Inc., ITT Eden Corporation, and Madison Square Garden, L.P., dated as of April 15, 1997.

2(d) Aircraft Contribution Agreement, among Garden L.P. Holding Corp., MSG Eden Corporation, ITT MSG Inc., ITT Flight Operations, Inc., and Madison Square Garden, L.P., dated as of April 15, 1997.

(99) Press Release, dated as of April 16, 1997, issued by Cablevision Systems Corporation.


                                    SIGNATURE

         Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                 CABLEVISION SYSTEMS CORPORATION



                                        By: /s/  Marc Lustgarten
                                                 ------------------------
Date: April 18, 1997                             Marc Lustgarten
                                                 Vice Chairman


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